UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2003

UMB FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation	0-4887 (Commission file number)	43-0903811 (IRS Employer Identification No.)

1010 Grand Boulevard Kansas City, Missouri (Address of principal executive offices)	64106 (Zip Code)

(816) 860-7000
Registrant's telephone number, including area code:

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

On May 21, 2003, UMB Bank, n.a. ("UMB"), a wholly owned subsidiary of UMB Financial Corporation, issued a press release announcing that UMB signed a definitive agreement whereby UMB will sell its employee benefits business, including defined contribution, defined benefit, Taft-Hartley, and Flexible Spending accounts, to Marshall & Ilsley Trust Company, N.A. (M&I). A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits

             (c) Exhibits

             Exhibit 99.1 - Press Release announcing the sale of UMB's Employee Benefit Business to Marshall & Ilsley Trust Company, N.A., dated May 21, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORPORATION (Registrant)

May 21, 2003	/s/ Daniel C. Stevens Chief Financial Officer